                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Apex Silver Mines Limited
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement no.:

    (3) Filing Party:

    (4) Date Filed:

                      [LOGO OF APEX SILVER MINES LIMITED]

                           APEX SILVER MINES LIMITED
                     CALEDONIAN HOUSE, 69 JENNETTE STREET,
                          GEORGE TOWN, GRAND CAYMAN,
                      CAYMAN ISLANDS, BRITISH WEST INDIES

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 31, 2001

                               ----------------

To Our Shareholders:

  Notice is hereby given that the annual meeting of shareholders of Apex Silver Mines Limited will be held in La Maisonnette I at the St. Regis Hotel, 2 East 55th Street at Fifth Avenue, New York, New York 10022, on Tuesday, May 31, 2001 at 4:00 p.m., New York City Time, for the following purposes:

  1. To elect two (2) directors to hold office until the 2004 annual meeting of shareholders or until their successors are elected;

  2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year; and

  3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  Our board of directors has fixed the close of business on April 20, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

  Our annual report to shareholders for the fiscal year ended December 31, 2000, including financial statements, is being mailed with this proxy statement to all of our shareholders, and your board of directors urges you to read it.

                                           By order of the Board of Directors

April 23, 2001

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                           APEX SILVER MINES LIMITED
                     CALEDONIAN HOUSE, 69 JENNETTE STREET,
                          GEORGE TOWN, GRAND CAYMAN,
                      CAYMAN ISLANDS, BRITISH WEST INDIES

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 31, 2001

                               ----------------

To Our Shareholders:

  This Proxy Statement is furnished to the shareholders of Apex Silver Mines Limited ("Apex Limited" or "we") in connection with the solicitation of proxies by the board of directors of Apex Limited to be voted at the annual meeting of shareholders to be held on May 31, 2001, or any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to our shareholders on or about April 25, 2001.

  Only holders of our ordinary shares, par value $0.01 per share, at the close of business on April 20, 2001 (the "Record Date") are entitled to notice of and to vote at the annual meeting. On the Record Date, 34,521,629 ordinary shares were issued, outstanding and entitled to vote. Each ordinary share outstanding on the Record Date is entitled to one vote. The holders of a majority of our ordinary shares issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, constitute a quorum.

  If a shareholder abstains from voting on any matter, we intend to count the abstention as present for purposes of determining whether a quorum is present at the annual meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the ordinary shares represented by such proxy will be voted FOR proposals 1 and 2. Additionally, we intend to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Non-votes are not tabulated for purposes of determining whether a proposal has been approved. Abstention from voting with respect to a proposal is treated as a vote against the particular proposal.

  Any proxy may be revoked at any time before it is voted by written notice to the Chairman, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the annual meeting; but if not revoked, the ordinary shares represented by such proxy will be voted.

  The cost of this proxy solicitation will be borne by Apex Limited. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, telegraph or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our ordinary shares registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. In addition, we have engaged American Stock Transfer and Trust Company to assist in our proxy solicitation as part of its transfer agency services.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table includes information as of April 1, 2001, except as otherwise indicated, concerning the beneficial ownership of the ordinary shares by:

  . each person known by us to beneficially hold five percent or more of our outstanding ordinary shares,

  . each of our directors,

  . each executive officer of Apex Silver Mines Corporation ("Apex
    Corporation") named in the table set forth under "Executive
    Compensation and Other Information," and

  . all such executive officers of Apex Corporation and directors of our company as a group.

  We have no executive officers. We entered into a management services agreement pursuant to which we have engaged Apex Corporation, a wholly owned subsidiary of ours, to provide a broad range of corporate management and advisory services. Except as otherwise noted, we believe that all of the persons and groups shown below, based on information furnished by them, have sole voting and investment power with respect to the ordinary shares indicated.

                                                          BENEFICIAL OWNERSHIP
DIRECTORS AND 5% SHAREHOLDERS OF OUR COMPANY              --------------------
AND EXECUTIVE OFFICERS OF APEX CORPORATION(1)              NUMBER   PERCENTAGE
--------------------------------------------------------- --------- ----------
Quantum Industrial Partners LDC(2)....................... 3,405,070    9.86%
Moore Global Investments Ltd./Remington Investment
 Strategies
 L.P./Moore Emerging Markets(3).......................... 7,192,599   19.99%
Harry M. Conger(4).......................................    52,545       *
Eduardo S. Elsztain(4)(5)................................   619,224    1.79%
David Sean Hanna(4)......................................    28,670       *
Ove Hoegh(4).............................................    28,670       *
Keith R. Hulley(4)(6)....................................   148,110       *
Thomas S. Kaplan(4)(7)................................... 6,699,979   19.39%
Kevin R. Morano(4).......................................    16,273       *
Charles B. Smith(4)......................................    10,029       *
Paul Soros(4)(8).........................................   769,171    2.23%
Marcel F. DeGuire(4)(6)..................................    72,120       *
Mark A. Lettes(4)(6).....................................    70,298       *
Douglas M. Smith(4)......................................    35,000       *
Directors of our company and officers of Apex
 Corporation, as a group................................. 8,550,089   24.42%

--------
*  The percentage of ordinary shares beneficially owned is less than 1%.
(1)The address of such persons, unless otherwise noted, is c/o Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, CO 80203.
(2)The address of Quantum Industrial Partners LDC is Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. Quantum Industrial Partners LDC is an exempted limited duration company formed under the laws of the Cayman Islands. QIH Management Investor, L.P. ("QIHMI"), an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to, portfolio assets held for the account of Quantum Industrial Partners LDC. The sole general partner of QIHMI is QIH Management, Inc. ("QIH Management"), a corporation formed under the laws of the State of Delaware. Mr. George Soros, the sole shareholder of QIH Management, has entered into an agreement with Soros Fund Management LLC ("SFM LLC"), a limited liability company formed under the laws of the State of Delaware, pursuant to which Mr. George Soros has, among other things, agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC (the "QIP Contract"). Mr. George Soros is Chairman of SFM LLC, and as a result of such position and the QIP Contract, may be deemed the beneficial owner of shares held for the account of Quantum Industrial Partners LDC. Geosor

   Corporation, a corporation formed under the laws of the State of New York, which is wholly owned by Mr. George Soros, is the registered owner of 1,021,521 ordinary shares. EMOF LLC, a limited liability company formed under the laws of the State of Delaware, is the registered owner of 566,210 ordinary shares. EMOF Management LLC ("EMOF Management"), a Delaware limited liability company, is the manager of EMOF LLC and is vested with investment discretion with respect to portfolio assets held for the account of EMOF LLC. Mr. George Soros is the Principal Executive Officer of EMOF Management, and in such capacity may be deemed the beneficial owner of shares held for the account of EMOF.
(3)The address of Moore Global Investments Ltd./Remington Investment Strategies L.P./Moore Emerging Markets is 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020. Moore Capital Management, Inc., a Connecticut corporation, is vested with investment discretion with respect to portfolio assets held for the account of Moore Global Investments, Ltd. and Moore Emerging Markets. Moore Capital Advisors, L.L.C., a New York limited liability company ("Moore Capital Advisors"), is the sole general partner of Remington Investment Strategies, L.P. Mr. Louis M. Bacon is the majority shareholder of Moore Capital Management, Inc. and is the majority equity holder of Moore Capital Advisors. As a result, Mr. Bacon may be deemed to be the indirect beneficial owner of the aggregate 7,192,599 shares held by Moore Global Investments Ltd., Moore Emerging Markets and Remington Investment Strategies L.P. The 7,192,599 shares include ordinary shares subject to warrants exercisable immediately for 1,458,333 ordinary shares by Moore Global Investments Ltd./Remington Investment Strategies L.P./Moore Emerging Markets.
(4)Amounts shown include ordinary shares subject to options exercisable within 60 days: 50,545 ordinary shares for Mr. Conger; 28,670 ordinary shares for Mr. Elsztain; 28,670 ordinary shares for Mr. Hanna; 28,670 ordinary shares for Mr. Hoegh; 137,500 ordinary shares for Mr. Hulley; 25,000 ordinary shares for Mr. Kaplan; 13,273 ordinary shares for Mr. Morano; 10,029 ordinary shares for Mr. Charles Smith; 28,670 ordinary shares for Mr. Soros; 68,750 ordinary shares for Mr. DeGuire; 66,250 ordinary shares for Mr. Lettes; and 35,000 ordinary shares for Mr. Douglas Smith.
(5)Mr. Elsztain is the registered owner of 25,000 ordinary shares. Mr. Elsztain is the Chairman and majority shareholder of Consultores Asset Management, S.A. ("Consultores"), the owner of 62,974 ordinary shares. Consultores is the sole owner of Consultores Management Company Limited ("Consultores Management"), a company formed under the laws of the Isle of Man. Consultores Management is the manager of Quantum Dolphin Limited, a private open-end investment fund formed under the laws of the Isle of Man, which is the registered owner of 502,580 ordinary shares.
(6)Amounts shown include restricted ordinary shares issued pursuant to our Employees' Share Option Plan: 10,610 shares for Mr. Hulley; 3,370 shares for Mr. DeGuire; and 4,048 shares for Mr. Lettes.
(7)Mr. Kaplan, pursuant to voting trust agreements, has voting and dispositive control with respect to 2,739,154 ordinary shares owned by Argentum LLC and 3,935,825 ordinary shares owned by Consolidated Commodities, Ltd.
(8)Mr. Paul Soros is the registered owner of 100,000 ordinary shares. Mr. Paul Soros owns 100 percent of VDM, Inc., which is the registered owner of 640,501 ordinary shares.

ELECTION OF DIRECTORS

  Our Memorandum and Articles of Association establish a classified board of directors with three classes of directors. At each annual meeting of shareholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three year term. The board of directors has nominated for election at the annual meeting the two persons named below, to serve until the 2004 annual meeting of shareholders or until their successors are elected, and each of the two persons named below has consented to being named as a nominee. Both of the nominees are currently directors of our company. The board of directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the board of directors may propose. The affirmative vote of the holders of a plurality of the ordinary shares represented and entitled to vote at the annual meeting is required for the election of directors.

  The name and age of each nominee, his principal occupation for at least the past five years and other information is set forth below, based upon information furnished to us by such nominee.

NOMINEES FOR ELECTION

Harry M. Conger, age 70, director since April 1997.

  Mr. Conger's term will expire in 2001. A leading figure in the international mining community, Mr. Conger has over 40 years of industry experience, rising from shift boss to Chairman and Chief Executive Officer of Homestake Mining Company, a New York Stock Exchange-listed company. He served as Chairman of Homestake from 1982 until 1997 and retired from the Chief Executive Officer position in May 1986. Over the course of his career, Mr. Conger has been involved in gold, silver, lead, zinc, uranium, sulfur, coal, iron ore and copper mining. He has been extensively involved in numerous major project developments, with both on-site and broader supervisory responsibility, including the $170 million expansion of an iron ore mine to 25 million tons of material mined per year, the $165 million greenfield development of a large 20 million tonne surface coal mine, and the $165 million development of a new gold mine with new technology. Mr. Conger is a former Chairman of the American Mining Congress and the World Gold Council and is a member of the National Academy of Engineering. He currently serves on the board of directors of ASA Limited, a closed-end portfolio of gold stocks listed on the New York Stock Exchange. Mr. Conger retired in 2001 from the board of directors of Pacific Gas and Electric Company (PG&E), a San Francisco based utility company, and retired in 1998 from the board of directors of Baker Hughes Inc., an oil and mining services company based in Houston, Texas, under their 10 year tenure rule, and from the board of directors of Cal Mat Company of Los Angeles, an integrated producer of cement, construction aggregates, pre-mixed concrete and asphalt mixes, and real estate developer.

Charles B. Smith, age 62, director since March 2000.

  Mr. Smith's term will expire in 2001. A mining executive with more than 35 years experience, Mr. Smith served as President and Chief Executive Officer of Southern Peru Copper Company, the world's seventh largest copper producer located in southern Peru, from March to December 1999. Mr. Smith left Southern Peru Copper following the acquisition of ASARCO, Incorporated, its principal shareholder, by Grupo Mexico. Mr. Smith served as Executive Vice President and Chief Operating Officer of Southern Peru Copper from March 1996 to March 1999, and as Vice President, Operations from November 1992 to March 1997. From May 1974 to November 1992, Mr. Smith served in various executive positions at Atlantic Richfield Company, including Vice President of U.S. Operations and Marketing of its subsidiary ARCO Coal Company from November 1998 to November 1992 and Vice President of Engineering and Research of its subsidiary Anaconda Minerals Company from June 1984 to November 1988. Mr. Smith's other positions at Atlantic Richfield included Vice President of General Properties and various positions at Thunder Basin Coal Company, including mine manager and President. From September 1967 to May 1974, Mr. Smith held various positions at Kaiser Steel Corporation's Eagle Mountain mine in California, including Chief Engineer and General Mine Superintendent. From May 1961 to September 1967, Mr. Smith was Mine Supervisor at Inspiration Consolidated Copper's copper mine in Globe, Arizona. Mr. Smith holds a B.S. in mining engineering from the University of Arizona.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ELECTION OF HARRY M. CONGER AND CHARLES B. SMITH.

OTHER DIRECTORS

  Information regarding the remaining members of the Board of Directors appears below.

Eduardo S. Elsztain, age 41, director since March 1996.

  Mr. Elsztain's term will expire in 2003. Mr. Elsztain is the founder of Consultores Asset Management S.A., also known as Consultores, a leading securities portfolio management firm in Buenos Aires, Argentina formerly known as Consultores de Inversiones Bursatiles y Financiera S.A. He has served as the President of Consultores since 1989. Mr. Elsztain is currently the Chairman of the board of directors of IRSA Inversiones y Representaciones S.A., an Argentine real estate company listed on the Buenos Aires Stock Exchange, the New York Stock Exchange and the Mexico Stock Exchange. He is also the Chairman of the board of directors of Cresud S.A.C.I.F. y A. and of SAMAP Sociedad Anonima Mercado de Abasto Proveedor, both of which are listed on the Buenos Aires Stock Exchange. Mr. Elsztain studied economics at the University of Buenos Aires.

David Sean Hanna, age 40, director since March 1996.

  Mr. Hanna's term will expire in 2003. For the past sixteen years Mr. Hanna has practiced corporate law with the Bahamian law firm of Arthur D. Hanna & Co, of which he is a partner. He is also a director of Consolidated Commodities, Ltd., which is a shareholder of our company. Mr. Hanna holds an LL.B. (Hons.) from the University of Buckingham, England and in 1983 was called first to the Bar of England and Wales and then as an attorney of the Supreme Court of The Bahamas.

Ove Hoegh, age 64, director since April 1997.

  Mr. Hoegh's term will expire in 2002. A member of the board of directors from July 1966 until July 1997 of Leif Hoegh & Co. ASA, a family owned shipping business with more than $1 billion in assets, Mr. Hoegh has more than 30 years of experience in the international shipping industry. From 1970 to 1982, he served as Chief Operating Officer and Chief Executive Officer of Leif Hoegh & Co. ASA. Since 1982, he has served as the senior partner of Hoegh Invest A/S, a family investment company with a diversified portfolio of technology, oil and gas and real estate holdings. In addition, Mr. Hoegh served for eight years as a member of the board of directors and executive committee of Brown Boveri (Norway), and also has served on the shareholders' councils of Esso Norway, Den Norske Creditbank, and Det Norske Veritas. Mr. Hoegh is a former member of the board of the Energy Policy Foundation of Norway, a former member of the steering committee of the International Maritime Industry Forum, and a former Vice Chairman of the executive committee of the Independent Tanker Owners' Association. He served for five years as a member of the Harvard Business School Visiting Committee. Mr. Hoegh is a graduate of the Royal Norwegian Naval Academy and holds a M.B.A. from Harvard University.

Keith R. Hulley, age 61, director since April 1997.

  Mr. Hulley's term will expire in 2002. A mining engineer with more than 30 years experience, Mr. Hulley has served as the Chief Operating Officer of Apex Corporation since its formation in October 1996. He has served as President of Apex Corporation since March 1998, prior to which he served as the Executive Vice President of Apex Corporation. From early 1991 until he joined the Company, he served as a member of the board of directors and the Director of Operations at Western Mining Holdings Limited Corporation, a publicly-traded international nickel, gold and copper producer. At Western Mining, Mr. Hulley's responsibilities included supervising on a global basis strategic planning, mine production, concentrating, smelting, refining and sales. During this period, Western Mining produced on an annual basis approximately 90,000 tonnes of nickel, 700,000 ounces of gold, 80,000 tonnes of refined copper and 1,500 tonnes of uranium oxide. Mr. Hulley also supervised the development and operation of Western Mining's Mount Keith open-pit nickel mine, an A$450 million mining project. Prior to joining Western Mining, Mr. Hulley was the President, Chief Executive Officer and Chairman of the board of directors of USMX Inc., a publicly-traded precious metals exploration company. Mr. Hulley also served as the President of the minerals division and Senior Vice President for Operations of Atlas Corporation, where he was in charge of mining exploration, development and production. Previously he was Vice President of Mining and Development of the U.S. division of BP Minerals, Inc. Over the course of his career, Mr. Hulley has worked as a miner and shift supervisor in the gold mines of South Africa, Mine Operation Superintendent of Kennecott Corporation's Bingham Canyon mine which processed 100,000 tonnes of ore per day, and project manager of the early phase of the Ok Tedi exploration and development projects in Papua New Guinea. A member of the American Institute of Mining and Metallurgical Engineers and a Fellow of the Australian Institute of Mining and Metallurgy, Mr. Hulley holds a B.S. in mining engineering from the University of Witwatersrand and an M.S. in mineral economics from Stanford University.

Thomas S. Kaplan, age 38, director since March 1996.

  Mr. Kaplan's term will expire in 2003. Mr. Kaplan has been the Chairman of the board of directors of our company since its inception in March 1996 and is a director and was the founder of companies we acquired in 1996 through 1998. Mr. Kaplan is a principal shareholder in Consolidated Commodities Ltd., a shareholder of our company. For the past ten years, Mr. Kaplan has served as an advisor to private clients, trusts and fund managers in the field of strategic forecasting, an analytical method which seeks to identify and assess global trends in politics and economics and the way in which such trends relate to international financial markets, particularly in the developing markets of Asia, Latin America, the Middle East and Africa. Mr. Kaplan has managed numerous venture capital investments and portfolio investment accounts, and is a principal of several entities specializing in direct and portfolio investments, including Feder Information Services Corporation, Tigris Financial Group Ltd. and FMS Partners L.P. Mr. Kaplan also serves as a director of African Plantations Corporation LDC, a Cayman Islands limited duration company, which owns and operates coffee and tea plantations in eastern and southern Africa. Mr. Kaplan was educated in Switzerland and England and holds B.A., M.A., and D. Phil. degrees in history from the University of Oxford.

Kevin R. Morano, age 47, director since February 2000.

  Mr. Morano's term will expire in 2003. Mr. Morano has been Executive Vice President and Chief Financial Officer of Exide Technologies since May 2000. Mr. Morano served as President and Chief Operating Officer of ASARCO, Incorporated from April 1999 until its acquisition by Grupo de Mexico in December 1999. From January 1998 through April 1999 he served as Executive Vice President and Chief Financial Officer of ASARCO. In this capacity he was responsible for all financial functions of ASARCO and for the operations of its specialty chemical and aggregate businesses. From 1993 to January 1998, Mr. Morano served as Vice President and Chief Financial Officer of ASARCO. During this period, he was responsible for all financial functions of the company, completing an $800 million financing program and initial public offering of ASARCO's Peruvian copper mining subsidiary. Mr. Morano held various positions at ASARCO from 1978 through 1992, including General Manager of the Ray complex, ASARCO's largest copper operation in Arizona, Treasurer and Director of Financial Planning. He was employed by Coopers & Lybrand from 1974 to 1978. Mr. Morano is a certified public accountant and holds a B.A. in business administration from Drexel University and an M.B.A. from Rider University.

Paul Soros, age 74, director since March 1996.

  Mr. Soros' term will expire in 2002. Principally involved in private investment activities during the past five years, Mr. Soros is a director of VDM, Inc. which is a shareholder of the Company. Mr. Soros is a member of the Investment Advisory Committee of Quantum Industrial which is a shareholder of the Company. Mr. Soros is involved in the monitoring of the Quantum Group of Fund's shareholding in Companhia Vale do Rio Doce S.A. ("CVRD") of Brazil, its participation in Global Power Investments, L.P., a joint venture with the International Finance Corporation and GE Capital Corporation to develop power projects in emerging economies, serves on the Board of Directors of TVX Gold Inc., and is an active advisor to our company. Mr. Soros is the founder and former president of Soros Associates, an international engineering firm specializing in port development and offshore terminal and material handling projects for the mining industry and other basic industries. Soros Associates was involved in projects in more than 80 countries, acting on behalf of consortia including USX Corporation, The Broken Hill Proprietary Company Limited, Alcan Aluminum Limited and Aluminum Company of America, and was involved in projects in a majority of the largest mineral ports in the world. Mr. Soros has served on the Review Panel of the President's Office of Science and Technology and the U.S.-Japan Natural Resources Commission. He received the Outstanding Engineering Achievement Award of the National Society of Professional Engineers in 1989. Mr. Soros holds a Masters degree in mechanical engineering from the Polytechnic Institute of Brooklyn and is a licensed professional engineer in New York and numerous other states. In addition, he holds several patents in material handling and offshore technology, and is the author of over 100 technical articles.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors met four times during fiscal 2000. Messrs. Elsztain and Hanna each failed to attend 75 percent or more of the total number of such meetings and committee meetings on which he served that were held during 2000.

  Audit Committee. The Audit Committee held six meetings during 2000, and is currently comprised of Messrs. Morano, Hoegh and Hanna. The Audit Committee reviews our financial reporting process, our system of internal controls, our audit process and our process for monitoring compliance with applicable law and our code of conduct. The Audit Committee also evaluates the performance of our independent accountants.

  Compensation Committee. The Compensation Committee held one meeting during 2000, and is currently comprised of Messrs. Conger and Soros. The principal responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, grant or recommend the grant of stock options and stock awards under the Company's Employees' Share Option Plan and Non-Employee Directors' Share Plan and provide counsel regarding key personnel selection.

  Project Development Committee. The Project Development Committee, which met three times during 2000, was established in March 2000 and is currently comprised of Messrs. Conger, Hulley, Smith and Soros. The Project Development Committee reviews and approves major development plans and progress and provides guidance to management on these matters.

DIRECTOR COMPENSATION

  Our non-employee director compensation program consists of two principal components: share options and cash payments. The Non-Employee Directors' Share Plan provides for the automatic grant of (i) a fully vested and exercisable option to purchase a number of ordinary shares equal to $50,000 divided by the closing price of the ordinary shares on the American Stock Exchange on the date of the grant to each non-employee director at the effective date of his or her initial election to the board of directors and (ii) a fully vested and exercisable option to purchase the number of ordinary shares equal to $50,000 divided by the closing price of the ordinary shares on the American Stock Exchange on the date of the grant at the close of business of each annual meeting of the shareholders of the Company, and (iii) at the close of business of each meeting of the board of directors, a fully vested and exercisable option valued at $3,000 calculated using the Black-Scholes option-pricing model to purchase ordinary shares with an exercise price equal to that of the closing price of the ordinary shares on the American Stock Exchange on such date, without regard to whether the non-employee director attends the meeting. During 2000, pursuant to the Non-Employee Directors' Share Plan, non-employee directors received as standard compensation options to purchase 1,305, 5,337, 1,150 and 1,133 ordinary shares at exercise prices of $9.25, $11.63, $10.44 and $9.13, respectively, except that one director received 1,035 ordinary shares instead of 5,337 shares at an exercise price of $11.63. Two directors received grants upon their appointments to the Board of 4,348 and 5,406 ordinary shares at prices of $11.50 and $9.25, respectively.

  In addition, non-employee directors are paid $600 for attendance at Board meetings and $500 for attendance at board committee meetings. We have also agreed to reimburse the directors for all reasonable out-of-pocket costs incurred by them in connection with their services to us.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth certain information for the years indicated with respect to the compensation of the Chief Executive Officer and the four other most highly compensated executives of Apex Corporation. Amounts shown as restricted security awards represent grants of stock which are restricted for two years from the date of grant. Amounts shown as all other compensation represent employer contributions to the Apex Corporation 401(k) plan.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL            LONG-TERM
                                COMPENSATION       COMPENSATION
                               --------------- ---------------------
                                               RESTRICTED   AWARDS
                                                SECURITY  SECURITIES   ALL OTHER
   NAME AND PRINCIPAL          SALARY   BONUS    AWARDS   UNDERLYING  COMPENSATION
        POSITION          YEAR   ($)     ($)      ($)     OPTIONS (#)     ($)
   ------------------     ---- ------- ------- ---------- ----------  ------------
Thomas S. Kaplan........  2000 281,875      --       --    220,800          --
 Chairman, Apex Silver
 Mines Limited, and       1999 275,000 187,500       --         --          --
 Chief Executive
 Officer, Apex
 Corporation              1998 248,750  25,000       --         --          --
Keith R. Hulley.........  2000 266,500  73,290   24,430     50,000       5,250
 President and Chief
 Operating                1999 260,000  87,750   54,246     50,000       5,200
 Officer, Apex
 Corporation(1)           1998 233,750  16,250   48,750         --       5,063
Marcel F. DeGuire.......  2000 197,310  46,370   15,457     25,000       5,250
 Vice President of
 Development,             1999 192,500  60,638   20,213     25,000       5,000
 Apex Corporation(2)      1998 184,565  12,500   37,500         --       5,052
Mark A. Lettes..........  2000 182,450  40,140   13,380     25,000       5,250
 Vice President of
 Finance and Chief        1999 178,000  53,400   17,800     25,000       4,777
 Financial Officer, Apex
 Corporation(3)           1998 115,642   6.250   18,750     60,000          --
Douglas M. Smith........  2000 133,250  21,990    7,329     15,000       4,500
 Vice President of
 Exploration,             1999 130,000  29,250    9,751     15,000       3,900
 Apex Corporation(4)      1998 122,500   6,250   18,750         --       2,550

--------
(1) Mr. Hulley's bonuses for 2000, 1999 and 1998 included 2,677, 4,498 and 5,735 restricted ordinary shares. At the end of fiscal 2000, Mr. Hulley held 10,610 restricted ordinary shares valued at $88,912.
(2) Mr. DeGuire's bonuses for 2000, 1999 and 1998 included 1,694, 1,676 and 4,412 restricted ordinary shares. At the end of fiscal 2000, Mr. DeGuire held 3,370 restricted ordinary shares valued at $28,241.
(3) Mr. Lettes joined Apex Corporation on June 8, 1998. His bonuses for 2000, 1999 and 1998 included 1,466, 1,476 and 2,206 restricted ordinary shares. At the end of fiscal 2000, Mr. Lettes held 4,048 restricted ordinary shares valued at $33,922.
(4) Mr. Smith's employment terminated in February 2001. His bonuses for 2000, 1999 and 1998 included 803, 809 and 2,206 restricted ordinary shares. At the end of fiscal 2000, Mr. Smith held 1,612 restricted ordinary shares valued at $13,509.

SHARE OPTION GRANTS

The following table contains further information concerning the share option grants made to the Chief Executive Officer and the four other most highly compensated executives of Apex Corporation during the fiscal year ended December 31, 2000. All options granted in 2000 vest ratably over four years, with the first tranche vesting one year from the date of grant. In the event of a change in control (as defined in the Employees' Share Option Plan) all unexercised options are immediately exercisable in full. The weighted exercise price of share options granted during 2000 was $9.626. The percentage of total options granted to employees is based on 498,800 options granted to employees in 2000 pursuant to the Employees' Share Option Plan.

  Amounts shown as potential realizable values are based on compounded annual rates of share price appreciation of five and ten percent over the 10-year term of the options, as mandated by rules of the Securities and Exchange Commission, and are not indicative of expected share price performance. Actual gains, if any, on share option exercises are dependent on future performance of the overall market conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL
                                                                            REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                          ANNUAL RATES OF
                         NUMBER OF                                             SHARE
                         SECURITIES  PERCENT OF     INDIVIDUAL GRANTS          PRICE
                         UNDERLYING TOTAL OPTIONS ---------------------- APPRECIATION FOR
                          OPTIONS    GRANTED TO   EXERCISE OR               OPTION TERM
                          GRANTED   EMPLOYEES IN   BASE PRICE EXPIRATION -----------------
          NAME               #       FISCAL YEAR     ($/SH)      DATE     5%($)   10%($)
          ----           ---------- ------------- ----------- ---------- ------- ---------
Thomas S. Kaplan........  100,000       20.0        11.625      5/16/10  731,090 1,852,726
                          120,800       24.2         9.125     12/13/10  693,231 1,756,782
Keith R. Hulley.........   50,000       10.0         9.125     12/13/10  286,933   727,145
Marcel F. DeGuire.......   25,000        5.0         9.125     12/13/10  143,467   363,573
Mark A. Lettes..........   25,000        5.0         9.125     12/13/10  143,467   363,573
Douglas M. Smith........   15,000        3.0         9.125     12/13/10   86,080   218,144


OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Chief Executive Officer and the four other most highly compensated executives of Apex Corporation concerning unexercised options held as of December 31, 2000.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES




                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                          SHARES            OPTIONS AT FISCAL YEAR-    THE-MONEY OPTIONS AT
                         ACQUIRED                   END (#)             FISCAL YEAR-END ($)
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Thomas S. Kaplan........    --       --           --      220,800          --          --
Keith R. Hulley.........    --       --      137,500       87,500      47,500          --
Marcel F. DeGuire.......    --       --       68,750       43,750      23,750          --
Mark A. Lettes..........    --       --       66,250       43,750          --          --
Douglas M. Smith........    --       --       35,000       26,250      11,875          --

  The value of unexercised in the money options at fiscal year-end is computed based upon a price of $8.38 per ordinary share, the closing price on December 29, 2000 as quoted by the American Stock Exchange.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the board of directors is responsible for establishing and administering the compensation philosophy, policies, and plans for our non-employee directors and the executive officers of our subsidiaries. The Compensation Committee's executive compensation philosophy is that compensation should largely be tied to the performance of our company and the sustained creation of shareholder value. The compensation programs also are designed to encourage share ownership. The Compensation Committee believes that such ownership effectively aligns the interests of executives with those of shareholders of our company.

  The Compensation Committee used compensation and incentive bonus plans previously adopted by the board and the award guidelines in the plans as the framework for 2000 compensation adjustments and awards. The compensation and incentive bonus plans, which are based on compensation market surveys and on the job descriptions and performance of our executives, provide for consideration of a variety of qualitative and quantitative factors in establishing salaries and incentive compensation. For 2000, the factors considered by Compensation Committee include progress on development of the San Cristobal project, the implementation of project and corporate expenditure controls, further development of corporate management organization, and the performance of our share price. In addition, the Compensation Committee considered the compensation recommendations of management and the individual performance of executives.

  Our executive compensation program consists of three principal components: base salary, awards under the Employees' Share Option Plan and incentive bonus awards. These components are described below:

  Base Salary. Executive salaries were established initially at levels consistent with the median of mining companies of similar size and growth prospects. The Compensation Committee considered the factors listed above, as well as increases in the cost of living as reported in various indices, in making the salary adjustments implemented in 2000.

  Employees' Share Option Plan. We have established the Employees' Share Option Plan for our officers, employees, consultants and agents. In 2000, the Compensation Committee made share option grants to executives that were consistent with our compensation philosophy of aligning the interests of executives with those of our shareholders and encouraging share ownership by executives. Specific grants in 2000 were determined by consideration of plan guidelines and the factors listed above. The Compensation Committee plans to consider the award of additional options to executives in future years.

  Incentive Bonus Awards. The award of incentive bonuses in 2000 was made on the basis of the recommendations by management and consideration of plan guidelines and the factors listed above. In line with aligning executives' interests with those of our shareholders and encouraging share ownership, the Compensation Committee recommended to the board of directors, who approved the recommendation, that 25 percent of the bonus awarded to the executives in 2000 be paid in the form of restricted ordinary shares. These shares are subject to forfeiture should an employee be terminated within two years of the date of the restricted share grant. The other 75 percent of the bonus awards was paid in cash.

  Chairman's 2000 Compensation. Mr. Kaplan's base salary of $281,875 was adjusted effective January 1, 2001 to $288,920. In increasing Mr. Kaplan's salary, the Compensation Committee considered the factors listed above, as well as increases in the cost of living reported in various indices.

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive officer and four other most highly compensated executive officers. We are relying upon certain transition rules set forth in applicable regulations. Therefore, the Compensation Committee believes that it need not take any specific action or adopt a formal policy at the present time with respect to the deductibility of compensation under Section 162(m).

  Submitted by the Members of the Compensation Committee:

                         Harry M. Conger
                         Paul Soros

  The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

AUDIT COMMITTEE REPORT

  In accordance with its written charter adopted by the Board of Directors, a copy of which is attached hereto as Exhibit A, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each of the members of the Audit Committee is independent as defined by the AMEX listing standards.

  In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the auditors the quality and adequacy of the Company's internal controls, responsibilities, budget and staffing. The Audit Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. The Audit Committee discussed with the auditors the matters required to be discussed by Statement of Auditing Standards No. 61. For 2000, audit fees for the annual audit of the Company's financial statements were approximately $53,000. There were no financial information systems design and implementation fees. All other fees related primarily to tax work amounted to approximately $300,000. The Audit Committee has considered the level of non-audit services provided by the auditors in its deliberations of auditor independence.

  The Audit Committee reviewed and discussed the Company's interim financial statements filed on Form 10-Q and the Company's audited financial statements for the fiscal year ended December 31, 2000 with management and the auditors. Management has the responsibility for the preparation of the Company's financial statements and the auditors have the responsibility for the examination of those statements.

  Based on the above-mentioned review and discussions with management and the auditors, the Audit Committee recommended to the Board that the Company's audited financial statements for the period ended December 31, 2000 be included in its Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the auditors, and the Board concurred in such recommendation.

  Submitted by the Members of the Audit Committee:

                         Kevin R. Morano, Chairman
                         Ove Hoegh
                         David Sean Hanna

  The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PERFORMANCE GRAPH

  The Securities and Exchange Commission (the "SEC") requires that we include in this Proxy Statement a line graph presentation comparing cumulative shareholder returns on an indexed basis with a broad market index and either a published industry or line-of-business index or a group of peer companies we select. The graph below compares the cumulative total return as of December 31, 2000 on $100 invested in our ordinary shares as of the opening of trading on November 25, 1997 (the first day of trading in the ordinary shares) and in the stocks comprising the Standard & Poor's 500 and the Media General Silver Index, which includes only companies with silver mining investments, assuming the reinvestment of all dividends.

                              [PERFORMANCE GRAPH]

                           Apex Silver   Silver Index   S&P Index

                   11/25/97       100           100          100

                   12/31/97    115.25        108.05       101.72

                   12/31/98     74.58         66.39       130.78

                   12/31/99    108.47         63.75       158.31

                   12/29/00     75.71         35.95       143.89



  The information under the heading "Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Compensation Committee of our board of directors are Messrs. Conger and Soros. Mr. Soros owns 100 percent of VDM, Inc. which is a shareholder of our company, and is also a member of the Investment Advisory Committee of Quantum Industrial Partners LDC, a shareholder of our company (see Notes 2 and 8 to the table under "Security Ownership of Principal Shareholders and Management").

CERTAIN TRANSACTIONS

  Larry Buchanan, the Chief Geologist of Apex Corporation, is a shareholder and director of Begeyge Minera Ltd. ("Begeyge"). We have an option to purchase a mineral property located in Honduras for $3,000,000 from Begeyge. The option requires us to pay $20,000 per year in holding costs.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  We have entered into employment agreements with Messrs. Hulley, DeGuire, Lettes and Douglas Smith. Each establishes a base salary and provides that the executive is eligible to participate in employee benefit programs. Each agreement provided for a share option grant made under the Employees' Share Option Plan. Twenty-five percent of the options granted to Messrs. Hulley, DeGuire and Smith vested effective on the date of the employment agreement, with an additional 25 percent vesting on the three succeeding anniversaries of the date of the employment agreement. Twenty-five percent of the options granted to Mr. Lettes vest on each of the four succeeding anniversaries of the date of the employment agreement. The employment agreements may be terminated by us at any time. Messrs. Hulley, DeGuire and Lettes have agreed not to join a company whose primary business is the acquisition and development of silver mines for two years after termination of employment with our company. Mr. Smith, whose employment with the Company terminated in February 2001, has agreed to keep certain information confidential for two years.

  We have also entered into change of control agreements with Messrs. Hulley, DeGuire and Lettes. The agreements become effective upon a Change of Control as defined in the agreements. If the executive is terminated by the Company other than for Cause, Disability or death or by the executive for Good Reason (as such terms are defined in the agreements), the executive will become entitled to a specific severance payment equal to three times, for Mr. Hulley, and two times, for Messrs. DeGuire and Lettes, the sum of the executive's base salary plus 100 percent of the executive's Target Bonus Amount (as defined in the Company's Incentive Bonus Plan) multiplied by the executive's annual base salary. The agreements provide that if any payments under the agreements would cause the Company to have paid an "Excess Parachute Payment" as defined in
Section 280G(b)(1) of the Internal Revenue Code, the payment will be reduced to the highest amount that will not cause the Company to have paid an Excess Parachute Payment. In addition, if the executive is terminated by the Company other than for Cause, Disability or death or by the executive for Good Reason, the executive shall be entitled, for a 36 month period for Mr. Hulley, and for a 24 month period for Messrs. DeGuire and Lettes, to certain life, disability, accident, medical and dental insurance benefits.

  We have adopted a severance plan which provides benefits to employees who cease to be employed by our company due to involuntary termination without cause. As defined in the plan, involuntary termination without cause includes job elimination or consolidation, closure of a work site, reorganization or merger or reduction in work force, and does not include disability, retirement or voluntary resignation. Messrs. Kaplan, Hulley, DeGuire and Lettes are eligible to participate in the plan. Under the plan, unless otherwise agreed as described below, each executive would receive severance pay based on his years of continuous employment, with a minimum of 16 weeks of pay and a maximum of 52 weeks of pay, plus medical, dental, life insurance, outplacement and other benefits. If upon termination of an executive's employment he receives benefits under his change of control agreement, he would not be eligible for benefits under the severance plan.

  Our Employees' Share Option Plan, pursuant to which Messrs. Hulley, DeGuire, Lettes and Douglas Smith hold options, provides that in the event of a change in control of our company (as defined in the Employees' Share Option Plan), all unvested options become exercisable in full.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities and to furnish us with copies of such reports. Mr. Larry Buchanan, Mr. DeGuire, Mr. Lettes and Mr. Douglas Smith each reported one transaction late by filing Form 4s. Mr. Hulley reported two transactions late by filing a Form
4. We are not aware of any other delinquent filing, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The board of directors, pursuant to the recommendation of the Audit Committee of the board of directors, unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent accountants for our 2001 fiscal year. PricewaterhouseCoopers LLP has served as our independent accountants since our inception. The affirmative vote of the holders of a plurality of the ordinary shares represented and entitled to vote at the annual meeting is required to ratify the selection of our independent accountants for the fiscal year 2001.

  Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

SHAREHOLDER PROPOSALS

  Shareholders may present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our company's action in accordance with the proxy rules. Our annual meeting of shareholders following the end of fiscal 2001 is expected to be held on or about May 8, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about April 3, 2002. Shareholder proposals prepared in accordance with the proxy rules must be received by us on or before December 24, 2001 to be included in our proxy statement for that meeting. In addition, in accordance with our Articles of Association, if a shareholder proposal is not received by us on or before April 1, 2002, it will not be considered or voted on at the annual meeting. Our Articles also contain other procedures to be followed for shareholder proposals for shareholder action, including the nomination of directors.

OTHER MATTERS

  Our management and the board of directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the shareholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the ordinary shares represented by such proxy are entitled to vote.

                                           By order of the Board of Directors,
                                          /s/ Thomas S. Kaplan
                                           Thomas S. Kaplan, Chairman

  OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) MAY BE OBTAINED AT NO CHARGE BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING WHO WRITES TO: VICE PRESIDENT OF INVESTOR RELATIONS, APEX SILVER MINES CORPORATION, 1700 LINCOLN STREET, SUITE 3050, DENVER, CO 80203.

                                                                      EXHIBIT A

                           APEX SILVER MINES LIMITED
                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT

  The audit committee (Committee) will assist the board of directors (Board) in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and with its code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibility of Committee membership as well as the Company's business, operations, and risks.

COMPOSITION/QUALIFICATIONS

  A minimum of three directors will form the Committee, each of whom is financially literate or becomes financially literate within a reasonable period of time after his/her appointment; and at least one member will have accounting or related financial management expertise. The members of the Committee will meet the definition of independence for audit Committee members as defined by the American Stock Exchange (AMEX). The members of the Committee will be elected annually at the organizational meeting of the full Board held in May each year. The Board will, or will delegate to the members of the Committee the responsibility to, appoint one of the members of the Committee as the Committee Chairman.

  The Committee shall meet at least four times annually either in person or telephonically to review the quarterly and annual SEC reporting, or more frequently as it may determine is necessary to comply with its responsibilities. The Chairman of the Committee will, in consultation with the other members of the Committee, be responsible for establishing the agendas for the meetings and supervising the conduct of the meetings. The Committee may request any officer or employee of the Company or the Company's outside auditor or outside legal counsel to attend a meeting of the Committee or to meet with any members of or consultants to the Committee. The Committee may meet with management, the outside auditors or others in separate private sessions to discuss any matter that the Committee, management, or the outside auditors deem appropriate.

AUTHORITY

  The Committee has the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters.

  The outside auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. The Committee and the Board may nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

  While the Committee has the powers and responsibilities set forth in the Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditors.

ROLES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

FINANCIAL REPORTING

  .Review with appropriate officers of the Company and the outside auditors the annual and quarterly financial statements of the Company prior to their public release. The review may include inquiries into accounting issues, risks, regulatory pronouncements, use of derivatives, litigation, contingencies and any other area of the company that may impact the accuracy and completeness of the financial statements.

  .Review with the outside auditors the report of their annual audit, the accompanying management letter, the reports of their review of the Company's interim financial statements, and any other reports generated by the outside auditors.

INTERNAL CONTROL

  .Evaluate whether top management is setting the appropriate tone by communicating the importance of internal control.

  .Gain an understanding of whether internal control recommendations made by outside auditors have been implemented by management.

  .Inquire of the external auditors about fraud, illegal acts, deficiencies in internal controls, and certain other matters.

COMPLIANCE WITH LAWS AND REGULATIONS

  .Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up on any fraudulent acts or accounting irregularities.

  .Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT

  .Ensure that a code of conduct is formalized in writing and that all employees are aware of it.

  .Evaluate whether top management is setting the appropriate tone by communicating the importance of the code of conduct and review compliance with management.

EXTERNAL AUDIT

  .Recommend to the Board at least annually the firm to be retained as the Company's outside auditors.

  .Inquire as to the independence of the Company's outside auditors and obtain from them a formal written statement delineating all relationships between them and the Company.

  .Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

  .Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

INTERNAL AUDIT

  .The Company does not maintain an internal audit function at this time. It is the Company's position that due to the small size and relative simplicity of the Company's operations while it is in the development stage that an internal audit function is not cost effective at this time. The Company utilizes external consultants with the assistance of internal staff to monitor the progress of internal controls and the development of Company policies and procedures.

OTHER RESPONSIBILITIES

  .Review and reassess the adequacy of this Charter at least annually and recommend changes to the Board for approval.

  .Regularly update the Board about committee activities and make appropriate recommendations.

                           APEX SILVER MINES LIMITED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2001

The undersigned hereby appoints Thomas S. Kaplan and Keith R. Hulley, or either of them, as proxies with full power of substitution to vote all Ordinary Shares, par value $0.01 per share, of Apex Silver Mines Limited of record in the name of the undersigned at the close of business on April 20, 2001 at the Annual Meeting of Shareholders to be held in New York, New York on May 31, 2001, or at any postponements or adjournments, hereby revoking all former proxies.

                 (Continued and to be signed on reverse side.)


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                       PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                           APEX SILVER MINES LIMITED

                                 MAY 31, 2001



logo [X] Please mark your
         votes as in this
         example using
         dark ink only


                       WITH AUTHORITY to           WITHHOLD
                     vote for all nominees         AUTHORITY
                  listed at right (except as    to vote for all
                    marked to the contrary)        nominees
1. ELECTION                   [_]                     [_]              Nominees: Harry M. Conger
   OF
   DIRECTORS:                                                                   Charles B. Smith

(INSTRUCTIONS: TO WITHHOLD AUTHORITY
TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE WITHHELD
NOMINEE'S NAME IN THE LIST AT RIGHT.)

2. RATIFICATION OF            [_] FOR            [_] AGAINST             [_] ABSTAIN
   PRICEWATERHOUSECOOPERS
   LLP AS INDEPENDENT
   ACCOUNTANTS.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS
COMING BEFORE THE MEETING.

     THE ORDINARY SHARES REPRESENTED BY THE PROXY WILL BE VOTED ON PROPOSALS (1),
(2) AND (3) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF
THERE IS NO SPECIFICATION.

Dated: _____________________________    (Signature) _____________________________    (Signature) _____________________________

Note: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in the names of two or more persons, all should sign.